Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment on Form S-8 to Registration Statement on Form S-4 of Teladoc Health, Inc. of our report dated March 23, 2020 relating to the financial statements of Livongo Health, Inc., which appears in Livongo Health, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2019.

/s/ PricewaterhouseCoopers LLP
San Jose, California

November 5, 2020